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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         April 23, 2003 (April 22, 2003)

                          ENCYSIVE PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                       0-20117                             13-3532643
(State of Incorporation)        (Commission File Number)        (IRS Employer Identification No.)
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                            6700 WEST LOOP, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         On April 23, 2003, Texas Biotechnology Corporation, a Delaware corporation (the "Company"), and ICOS Corporation, a Delaware corporation ("ICOS"), issued a joint press release announcing that they have entered into a Purchase and Sale Agreement (the "Agreement"), pursuant to which the Company purchased from ICOS its 50% interest in ICOS-Texas Biotechnology L.P., a Delaware limited partnership (the "Partnership"). This transaction returns to the Company full ownership rights to the endothelin receptor antagonist program, including the experimental pulmonary arterial hypertension (PAH) drug, sitaxsentan, and TBC3711. The press release is filed as an exhibit hereto and is incorporated herein by reference.

         Under the terms of the Agreement, ICOS-ET-GP LLC, a Washington limited liability company, sold and transferred its .1% partnership interest in the Partnership to TBC-ET, Inc., a Delaware corporation and wholly-owned subsidiary of TBC, and ICOS-ET-LP LLC, a Washington limited liability company, sold and transferred its 49.9% partnership interest in the Partnership to the Company in exchange for (i) $4 million paid to ICOS on April 22, 2003 (the "Closing Date"), and (ii) $6 million to be paid to ICOS in two payments, a payment of $4 million on April 22, 2004, and a payment of $2 million on October 22, 2004. The $6 million payments to ICOS are evidenced by a Secured Promissory Note in the principal amount of $6 million (the "Note"), which will accrue interest at the 3-month LIBOR (as defined in the Note) rate plus 150 basis points beginning on the Closing Date and continuing to (but not including) the date on which the principal amount outstanding under the Note is paid in full. The interest rate on the Note will be adjusted on the first business day of each April, July, October and January to reflect the 3-month LIBOR rate in effect at the end of the preceding quarter. In addition, interest on the principal amount outstanding under the Note will be payable on or before the tenth day after the first business day of each April, July, October, and January after the Closing Date.

         The Company may prepay, in whole or in part, without penalty, the principal amount outstanding under the Note; provided that, any such prepayment will also include all accrued and unpaid interest due on the amount prepaid. In addition, upon the occurrence of a Change of Control (as defined in the Note) of the Company, the principal amount outstanding under the Note and all accrued and unpaid interest thereon will be paid by the Company to ICOS within ten days after the occurrence of such Change of Control. The Note is secured by an irrevocable standby letter of credit issued by JPMorgan Chase Bank for the account of the Company in favor of ICOS.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           a)  Financial statements of business acquired.

               1. The historical financial statements of ICOS-TBC, L.P. (a development stage limited partnership) including its balance sheets at December 31, 2002 and 2001, the statements of operations, cash flows and partners' deficit for the years then ended, for the period from June 6, 2000 (inception) through December 31, 2000, and the period from June 6, 2000 (inception) through December 31, 2002 were previously filed with the Securities and Exchange Commission on March 28, 2003 as Item 15(d) to the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

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               2.  The unaudited condensed financial statements of Encysive,
                   L.P., formerly ICOS-TBC, L.P. including its unaudited balance sheet at March 31, 2003 and the unaudited statements of operations and cash flows for the three month periods ended March 31, 2003 and 2002 are being filed as Exhibit 99.4 to this Form 8-K (and are incorporated herein by reference).

           b)  Pro forma financial information

               The unaudited pro forma condensed combined consolidated statements of Encysive Pharmaceuticals Inc., formerly Texas Biotechnology Corporation, as of and for the three months ended March 31, 2003 and for the year ended December 31, 2002 giving effect to the acquisition as a purchase of Encysive, L.P. in accordance with Article 11 of Regulation S-X (17 C.F.R. Section 210.11) are being filed as Exhibit 99.5 to this Form 8-K and are incorporated herein by reference.

           c)  Exhibits

               99.1*  Press Release.

               99.2* Purchase and Sale Agreement dated as of April 22, 2003, made by and between Texas Biotechnology Corporation, TBC-ET, Inc., ICOS Corporation, ICOS-ET-LP LLC, ICOS-ET-GP LLC, and ICOS Technology Services LLC.

               99.3* Secured Promissory Note of Texas Biotechnology Corporation dated April 22, 2003, in the principal amount of $6,000,000 and payable to ICOS Corporation.

               99.4 Unaudited Condensed Financial Statements of Encysive, L.P. for the three months ended March 31, 2003 and 2002.

               99.5 Unaudited Pro Forma Condensed Consolidated Financial Statements for the three months ended March 31, 2003 and for the year ended December 31, 2002.


* Previously Filed.


                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date July 3, 2003                    ENCYSIVE PHARMACEUTICALS INC.

                                     /s/ Stephen L. Mueller
                                     ------------------------------------------
                                     Stephen L. Mueller
                                     Vice-President, Finance and Administration
                                     Secretary and Treasurer

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                                INDEX TO EXHIBITS

EXHIBIT NO.           DESCRIPTION
-----------           -----------
       99.1*          Press Release.

       99.2* Purchase and Sale Agreement dated as of April 22, 2003, made by and between Texas Biotechnology Corporation, TBC-ET, Inc., ICOS Corporation, ICOS-ET-LP LLC, ICOS-ET-GP
                      LLC, and ICOS Technology Services LLC.

       99.3* Secured Promissory Note of Texas Biotechnology Corporation dated April 22, 2003, in the principal amount of $6,000,000 and payable to ICOS Corporation.

       99.4           Unaudited Condensed Financial Statements of Encysive, L.P.
                      for the three months ended March 31, 2003 and 2002.

       99.5           Unaudited Pro Forma Condensed Consolidated Financial
                      Statements for the three months ended March 31, 2003 and for the year ended December 31, 2002.

* Previously Filed.